Exhibit 3.2

VALUEVISION MEDIA, INC.

STATEMENT OF CANCELLATION
OF CERTIFICATE OF DESIGNATION OF
SERIES B REDEEMABLE PREFERRED STOCK

The undersigned officer of ValueVision Media, Inc. (the “Company”) hereby certifies that:

1.    The name of the Company is ValueVision Media, Inc.

2.    The Company's Board of Directors has directed that the statement fixing the rights and preferences of the Company's Series B Redeemable Preferred Stock be canceled pursuant to Section 302A.133 of the Minnesota Business Corporation Act.

3.    There are currently no shares of Series B Redeemable Preferred Stock outstanding.

4.    The 4,929,266 shares formerly designated as Series B Redeemable Preferred Stock shall have the status of authorized but unissued, undesignated shares.

IN WITNESS WHEREOF, the undersigned has executed this Statement of Cancellation of Certificate of Designation of Series B Redeemable Preferred Stock this third day of June, 2011.

VALUEVISION MEDIA, INC.

/s/ Teresa Dery
Name: Teresa Dery
Title: Interim General Counsel

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